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                                                                     Exhibit 10L

                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------

     THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered as of March 28, 1996, by and between SUNQUEST INFORMATION SYSTEMS, INC., a Pennsylvania corporation ("Sunquest") and LABFUSION, INC., an Arizona corporation ("LabFUSION"), with reference to the following background:

     A. Sunquest possesses the expertise, staff and relations with persons to provide LabFUSION with certain management and administrative services and has provided such services to LabFUSION since 1993.

     B. LabFUSION has accepted such services and desires Sunquest to continue to provide such services to LabFUSION and Sunquest is willing to continue to provide such services pursuant to the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the matters recited above and the terms and conditions contained in this Agreement, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

1.  Scope of Services.  Sunquest has provided and shall continue to provide to
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LabFUSION the following services pursuant to the terms and subject to the conditions set forth in this Agreement:

     (a) Management Services.  Sunquest has and shall continue to furnish to
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LabFUSION management services with respect to the corporate, financial, operating, organizational, regulatory and administrative affairs of LabFUSION. Sunquest has managed and shall continue to manage the day-to-day operational and business affairs of LabFUSION in the manner Sunquest deems appropriate, subject to the ultimate control of LabFUSION's Board of Directors as provided in Section 5 of this Agreement.

     (b) Public Relations.  Sunquest has and shall continue to furnish to
         ----------------
LabFUSION, as required, public relations services, including, without limitation, press releases, preparation of other printed material, arrangements for public inspections, displays and other special services.

     (c) Employee Relations.  Sunquest has and shall continue to:  (i) furnish,
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as required, personnel services, supervision of training, educational assistance and information related to employment activities; (ii) advise LabFUSION on federal and state regulations affecting personnel; and (iii) assist LabFUSION in: (1) procuring qualified personnel; (2) establishing rates of pay; (3) negotiating with any labor unions representing any of the employees of LabFUSION; and (4) administrating group insurance,
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deferred compensation and other programs relating to employee health and welfare.

     (d) Financial Matters.  Sunquest has and shall continue to furnish to
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LabFUSION, as required, accounting and financial services. Specifically,
Sunquest has and shall continue to: (i) inform LabFUSION of applicable tax laws, regulations and decisions; (ii) assist in preparing and filing federal, state and local tax returns; (iii) assist in connection with appearances before authorities in tax matters; (iv) review procedures, methods and forms and evaluate systems of internal control, particularly with respect to accounting procedures established for the receipt and disbursement of funds, materials and supplies and other assets; (v) maintain records of the assets, income, liabilities and expenses of LabFUSION and other financial records and books of account; (vi) prepare and transmit to LabFUSION's Board of Directors, on a quarterly basis, an unaudited statement of LabFUSION's income, assets, liabilities and expenses; (vii) recommend financing programs to LabFUSION's Board of Directors; and (viii) assist in establishing credit lines and developing temporary investment programs.

     (e) Secretarial and Legal Services.
         ------------------------------

     (i)  Secretarial Services.  Sunquest has and shall continue to maintain the
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corporate organizational documents of LabFUSION, including minute books, charters, bylaws, stock transfer books and other corporate records, and has and shall continue to assist in other secretarial matters as required.

     (ii)  Legal Services.  Sunquest has and shall continue to prepare, or cause
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to be prepared, reports and other filings on behalf of LabFUSION as may be required under applicable federal, state and local laws, rules and regulations.

     (f) Purchasing.  Sunquest has and shall continue to furnish to LabFUSION,
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as required, services in connection with purchasing, procurement and repair.

     (g) Insurance Services.  Sunquest has and shall continue to review the
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insurance coverage of LabFUSION to determine whether the types of insurance and the limits thereof are adequate for the protection of LabFUSION. Sunquest has and shall continue to recommend changes to the insurance coverage of LabFUSION when necessary.

2.  Payment for Services.  In consideration of the services which have been and
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are to be rendered by Sunquest under this Agreement, LabFUSION agrees to pay
Sunquest an annual management fee in an amount equal to the sum of the total expenses of Sunquest incurred in performing the services under this

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Agreement, including, without limitation: (i) costs to Sunquest for services of any employees, consultants or other third parties performed for the benefit of Labfusion; and (ii) out-of-pocket expenses reasonably incurred on behalf of Sunquest pursuant to this Agreement. The parties hereto acknowledge and agree that such amount is currently, and has been since January 1, 1996, $20,000 per month, or a total of $240,000 per annum, and will continue to be $20,000 per month until otherwise agreed by both parties in writing. The parties hereto acknowledge and agree that the amounts properly paid by LabFUSION to Sunquest for services provided during the calendar years 1993, 1994 and 1995 were $120,000, $140,000 and $240,000, respectively. In addition to these amounts, LabFUSION hereby agrees to reimburse Sunquest for any and all bonuses payable to either Richard A. Wesson ("Wesson") or R. Scott Holbrook ("Holbrook") pursuant to: (i) the Employment Agreement dated as of August 1, 1994 by and between Sunquest and Wesson; or (ii) the Employment Agreement dated as of May 6, 1994 by and between Sunquest and Holbrook; which are attributable to the net income or gross profit of LabFUSION, respectively.

3.  Method of Payment.  As soon as practicable after the last day of each
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quarter of the fiscal year of LabFUSION, Sunquest shall bill LabFUSION for all amounts due from LabFUSION to Sunquest for services and expenses for such quarter, computed in accordance with the provisions of Section 2 of this Agreement. All amounts so billed shall be paid by LabFUSION within a reasonable time after the receipt of the bill therefor.

4.  Books and Records.  Sunquest agrees to make its books and records available
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during regular business hours for inspection by any regulatory bodies having jurisdiction over LabFUSION. Sunquest shall, upon request of LabFUSION, furnish any and all information required by LabFUSION with respect to the services rendered by Sunquest or the fees paid by Company pursuant to the terms of this Agreement.

5.  Duties and Powers of Directors and Officers.  Nothing in this Agreement
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shall be construed to:  (i) relieve the directors or officers of LabFUSION from performing their respective duties; or (ii) limit the exercise of the powers of the directors or officers of LabFUSION in accordance with the Articles of Incorporation or Bylaws of LabFUSION or any applicable provision of the Pennsylvania Business Corporation Law, as amended, or otherwise. The activities of Sunquest under this Agreement shall at all times be subject to the control and direction of the Board of Directors of LabFUSION.

6.  Term.  This Agreement shall be applicable to services first performed in
    ----
1993 and shall continue until terminated by either

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party upon 30 days prior written notice of such termination to the other party.

7.  Notices.  Any notice to LabFUSION or Sunquest required or permitted
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hereunder shall be in writing and shall be deemed given if received at their respective principal offices.

8.  Binding Effect.  This Agreement shall inure to the benefit of, and be
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binding upon, the parties to this Agreement and their respective successors.
Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties to this Agreement, or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

9.  Assignment.  This Agreement and any rights or obligations pursuant to this
    ----------
Agreement shall not be assignable by either party without the prior written consent of the other party to this Agreement.

10.  Governing Law.  This Agreement shall be governed by and interpreted and
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enforced in accordance with the substantive laws of the Commonwealth of
Pennsylvania, without reference to the principles governing the conflicts of laws applicable in that or any other jurisdiction.

11.  Integration and Amendment.  This Agreement constitutes the entire agreement
     -------------------------
between the parties to this Agreement with respect to the subject matter of this Agreement and may not be amended or modified except by the written agreement of the parties to this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first set forth above.


ATTEST:                      SUNQUEST INFORMATION SYSTEMS,
                             INC.

/s/ Stanley J. Lehman        By: /s/ Sidney A. Goldblatt
     Secretary               Title:  Pres. & CEO


ATTEST:                      LABFUSION, INC.


/s/ Stanley J. Lehman        By: /s/ Nina M. Dmetruk
     Secretary               Title: EVP

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